Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Unique Logistics International, Inc. on Amendment No.1 to Form S-1 (FILE NO. 333-260039) of our report dated January 21, 2021, relating to the financial statements, for the period from inception, October 28, 2019 to May 31, 2020. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ BAKER TILLY US, LLP

Uniondale, New York

January 14, 2022